UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                             Campello Bancorp, Inc.
                             ----------------------
             (Exact Name of Registrant as Specified in Its Charter)


      Maryland                                       Being applied for
--------------------------------------       --------------------------------
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)



1265 Belmont Street, Brockton, Massachusetts          02301
--------------------------------------------          -----
(Address of Principal Executive Offices)             (Zip Code)

  If this form relates to the              If this form relates to the
  registration of a class of securities    registration of a class of securities
  pursuant to Section 12(b) of the         Pursuant to Section 12(g) of the
  Exchange Act and is effective            Exchange Act and is effective
  pursuant to General Instruction          pursuant to General Instruction
  A.(c), please check the following        A.(d), please check the following
  box. [X]                                 box. [ ]

     Securities Act registration statement file number to which this form relates: 333-152391

     Securities to be registered pursuant to Section 12(b) of the Act.

   Common Stock, par value $0.01              The NASDAQ Stock Market, LLC
------------------------------------       -----------------------------------
       (Title of Class)                      (Name of Each Exchange on Which
                                                Each Class is to be Registered)


         Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                ----------------
                                (Title of Class)

Item 1.  Description of Registrant's Securities to be Registered.
----------------------------------------------------------------

     For a description of the Registrant's securities, reference is made to "Our Policy Regarding Dividends," "The Conversion; Plan of Distribution," "Restrictions on Acquisition of Campello Bancorp, Inc." and "Description of Capital Stock" in the Registrant's Registration Statement on Form S-1 (File No. 333-152391), as initially filed July 17, 2008 and as amended on July 24, 2008, August 22, 2008, September 5, 2008, September 9, 2008 and September 11, 2008, which is hereby incorporated by reference. For a description of the provisions of the Registrant's Articles of Incorporation and Bylaws, reference is made to "Restrictions on Acquisition of Campello Bancorp, Inc." and "Description of Capital Stock" in the Registrant's Registration Statement on Form S-1 (File No. 333-152391), as initially filed July 17, 2008 and as amended on July 24, 2008, August 22, 2008, September 5, 2008, September 9, 2008 and September 11, 2008, which is incorporated herein by reference.

Item 2.  Exhibits.
-----------------

     1. Registration Statement on Form S-1 (File No. 333-152391), as initially filed July 17, 2008 and as amended on July 24, 2008, August 22, 2008, September 5, 2008, September 9, 2008 and September 11, 2008, which is incorporated herein by reference.

     2. Articles of Incorporation, as amended (incorporated by reference to Exhibit 3.1 of the Registration Statement on Form S-1 (File No. 333-152391), as initially filed July 17, 2008 and as amended on July 24, 2008, August 22, 2008, September 5, 2008, September 9, 2008 and
          September 11, 2008).

     3. Bylaws (incorporated by reference to Exhibit 3.2 of the Registration Statement on Form S-1 (File No. 333-152391), as initially filed July 17, 2008 and as amended on July 24, 2008, August 22, 2008, September 5, 2008, September 9, 2008 and September 11, 2008).

     4. Form of Common Stock Certificate (incorporated by reference to Exhibit 4 of the Registration Statement on Form S-1 (File No. 333-152391), as initially filed July 17, 2008 and as amended on July 24, 2008, August 22, 2008, September 5, 2008, September 9, 2008 and September 11,
          2008).

                                    SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                    CAMPELLO BANCORP, INC.



Date:   September 30, 2008         By: /s/ David W. Curtis
                                       ----------------------------------------
                                       David W. Curtis
                                       President and Chief Executive Officer